                                                                   Exhibit 10.26


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                               AGREEMENT OF LEASE

                                     between

                       PURCHASE CORPORATE PARK ASSOCIATES

                                                        Landlord,

                                      and

                          COURTAULDS UNITED STATES INC.

                                                        Tenant,

                             Dated: August 23, 1991

                                    PREMISES:

                             THE CENTRE AT PURCHASE

                              2 MANHATTANVILLE ROAD

                               PURCHASE, NEW YORK

                          A portion of the First Floor


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1    PREMISES, TERM AND RENT ......................................    1

ARTICLE 2    COMMENCEMENT OF TERM .........................................    3

ARTICLE 3    TAX ESCALATION ...............................................    5

ARTICLE 4    EXPENSE ESCALATION ...........................................   10

ARTICLE 5    USE ..........................................................   17

ARTICLE 6    ALTERATIONS AND INSTALLATIONS ................................   18

ARTICLE 7    REPAIRS ......................................................   22

ARTICLE 8    REQUIREMENTS OF LAW ..........................................   23

ARTICLE 9    INSURANCE, LOSS, REIMBURSEMENT,
             LIABILITY ....................................................   24

ARTICLE 10   LANDLORD'S LIABILITY .........................................   27

ARTICLE 11   ASSIGNMENT, MORTGAGING, SUBLETTING,
             ETC...........................................................   28

ARTICLE 12   ELECTRICITY ..................................................   33

ARTICLE 13   DAMAGE BY FIRE OR OTHER CAUSE ................................   35

ARTICLE 14   CONDEMNATION .................................................   37

ARTICLE 15   ACCESS TO DEMISED PREMISES; CHANGES ..........................   38

ARTICLE 16   DEFAULT ......................................................   40

ARTICLE 17   RE-ENTRY BY LANDLORD, INJUNCTION .............................   41

ARTICLE 18   DAMAGES ......................................................   43

ARTICLE 19   LANDLORD'S RIGHT TO PERFORM TENANT'S
             OBLIGATIONS ..................................................   45

ARTICLE 20   QUIET ENJOYMENT ..............................................   45

ARTICLE 21   SERVICES AND EQUIPMENT .......................................   45

ARTICLE 22   DEFINITIONS ..................................................   49


                                      (i)
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 23   INVALIDITY OF ANY PROVISION ..................................   50

ARTICLE 24   BROKERAGE ....................................................   50

ARTICLE 25   SUBORDINATION ................................................   50

ARTICLE 26   CERTIFICATES OF LANDLORD AND TENANT ..........................   53

ARTICLE 27   LEGAL PROCEEDINGS WAIVER OF JURY TRIAL .......................   54

ARTICLE 28   SURRENDER OF PREMISES ........................................   55

ARTICLE 29   RULES AND REGULATIONS ........................................   55

ARTICLE 30   CONSENTS AND APPROVALS .......................................   56

ARTICLE 31   NOTICES ......................................................   56

ARTICLE 32   NO WAIVER ....................................................   57

ARTICLE 33   CAPTIONS .....................................................   58

ARTICLE 34   INABILITY TO PERFORM .........................................   58

ARTICLE 35   NO REPRESENTATIONS BY LANDLORD ...............................   58

ARTICLE 36   NAME OF THE BUILDING PROJECT .................................   59

ARTICLE 37   RESTRICTIONS UPON USE ........................................   59

ARTICLE 38   INDEMNITY ....................................................   59

ARTICLE 39   SECURITY DEPOSIT .............................................   60

ARTICLE 40   MISCELLANEOUS ................................................   60

ARTICLE 41   COMMON AREAS AND PARKING .....................................   61

ARTICLE 42   EXTENSION OF TERM ............................................   64


                                      (ii)
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
EXHIBITS

A    -    Site Plan ...................................................    A-1
B    -    Description of Land .........................................    B-1
C    -    First Floor Plan ............................................    C-1
D    -    Work Letter .................................................    D-1
D-1  -    Preliminary Layout ..........................................    D-3
E    -    HVAC Specifications .........................................    E-1
F    -    Cleaning Specifications .....................................    F-1
G    -    Rules and Regulations .......................................    G-1


                                      (iii)

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            AGREEMENT OF LEASE made as of this 23rd day of August, 1991, between
PURCHASE CORPORATE PARK ASSOCIATES, a New York partnership having an office at 625 Madison Avenue, New York, New York 10022 (hereinafter referred to as "Landlord") and COURTAULDS UNITED STATES INC., a corporation having an office at 400 Kelby Street, Fort Lee, New Jersey 07024 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

            Landlord and Tenant hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1

                             PREMISES, TERM AND RENT

            1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to any ground leases and/or underlying leases hereafter existing and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions, and conditions of this Lease, in the building designated Building B on the site plan annexed hereto as Exhibit A (hereinafter referred to as the "Building") on land (the "Land") located in the Town of Harrison, County of Westchester, State of New York and as more particularly described in Exhibit B annexed hereto, and also commonly known as "The Centre at Purchase", the following space: the portion of the first floor designated on Exhibit C annexed hereto ("the demised premises"). The term of this Lease shall be approximately ten (10) years, to commence on a date (hereinafter referred to as the "Commencement Date") which shall be the earlier of (i) the date on which the demised premises are substantially ready for occupancy (as defined in Article 2 hereof), or (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business, and shall end on the last day of the month in which occurs the tenth (10th) anniversary of the Commencement Date or if the Commencement Date occurs on the first day of any month, on the day preceding the day which is the tenth (10th) anniversary of the Commencement Date (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or until such term shall earlier or later cease and terminate as hereinafter provided.

            1.2 Tenant shall pay to Landlord a fixed annual rent ("fixed annual rent") of:

            (i) One Hundred and Forty-One Thousand Six Hundred Thirty-Six and 00/100 ($141,636) DOLLARS per year for the period commencing on the Commencement Date and ending on the day preceding the fifth anniversary of the Commencement Date; and

            (ii) One Hundred and Fifty-Six Thousand Nine Hundred and 00/100 ($156,900) DOLLARS per year commencing on the fifth anniversary of the Commencement Date and ending on the Expiration Date.

            Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during the term of this Lease, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 13 and 14 hereof.

            1.3 Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a bank which is a member of the New York Clearinghouse Association or a successor thereto. Tenant is paying the first month's rent upon the execution hereof. Fixed annual rent and the monthly payments set forth in
Section 4.4(b)(iii) shall be paid when due in accordance with the terms of this Lease. All other sums payable by Tenant hereunder shall be payable within ten
(10) days after written demand for same, unless other payment dates are hereinafter provided. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent, the default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent.

            1.4 If Tenant shall fail to pay when due any installment of fixed annual rent for a period of five (5) days after such installment shall have become due, or if Tenant shall fail to pay any payment of additional rent for a period of five (5) days after written notice is given to Tenant that such payment shall have become due, then without regard to any other remedies which Landlord may have as a consequence of such default, Tenant shall pay interest thereon at the "Interest Rate" (as such term is defined in Article 22 hereof), from the date when such installment shall have become due or notice of such additional rent being due is given (as the case may be) to the date of the payment thereof, and such interest shall be deemed additional rent.


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            1.5 Notwithstanding any language to the contrary contained in this
Lease, the fixed annual rent and all additional rent (excluding payments for electrical use pursuant to Article 12) due under this Lease shall be abated during the first four (4) month period of the term of this Lease after the Commencement Date.

                                    ARTICLE 2

                              COMMENCEMENT OF TERM

            2.1 The demised premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit D and Exhibit D-l annexed hereto.

            2.2 The demised premises shall be deemed substantially ready for occupancy when (i) "Landlord's Work" (as such term is defined in Section 2.1 of Exhibit D annexed hereto) shall have been substantially completed and (ii) a certificate of occupancy or similar certificate or permit (temporary or final) shall have been issued by the appropriate local authority permitting lawful occupancy of the demised premises. Landlord's Work shall be deemed to have been substantially completed (A) despite the fact that minor or insubstantial details of construction, decoration or mechanical adjustment remain to be performed, provided the demised premises are accessible and usable consistent with the intended use of the demised premises (Landlord will diligently complete such details of construction, decoration or mechanical adjustment), and (B) if Landlord's Work has been substantially completed except for portions thereof which under good construction scheduling practice should be done after still uncompleted work which Tenant wishes to perform at the demised premises. "Minor or insubstantial details of construction" as used in clause (A) of the immediately preceding sentence shall not include installation of the ceiling, lighting fixtures, carpeting, walls or doors at the demised premises pursuant to the requirements of Exhibit D-l annexed hereto. If, as of the Commencement Date, Landlord shall have obtained only a temporary certificate of occupancy with respect to the demised premises, Landlord shall diligently thereafter obtain a permanent certificate of occupancy therefor.

            2.3 The Commencement Date shall be deemed to have occurred on the date (and Tenant shall be obligated to pay fixed annual rent and additional rent as of such date) when the demised premises reasonably would have been substantially ready for occupancy except for "Tenant's Delay" (as such term is defined in Exhibit D hereof) or Tenant's failure of compliance with the provisions of Exhibit D hereof, even though no certificate of


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

occupancy or other similar certificate or permit (temporary or final) has been issued or no work to be done by Landlord has been commenced or completed.

            2.4 Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has been so determined, at Landlord's request, the parties hereto shall within fifteen (15) days after such request, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord and as aforesaid. In addition to the foregoing procedure for fixing the Commencement Date, Landlord shall endeavor, ten (10) days prior to the Commencement Date, as estimated by Landlord in its reasonable judgment, to notify Tenant of such estimated Commencement Date and Landlord shall also endeavor to notify Tenant within ten
(10) days of the beginning of Landlord Work, as set forth in Exhibit D hereto, provided such Landlord Work is commenced prior to April 1, 1991.

            2.5 Tenant by entering into occupancy of the demised premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the demised premises were in satisfactory condition as of the date of such occupancy, unless within (a) ten (10) days after such date Tenant shall give written notice (hereinafter called the "Punchlist Notice") to Landlord specifying the respects in which the same were not in satisfactory condition, or (b) one (1) year from such date Tenant shall give notice to Landlord (hereinafter called the "Latent Defects Notice") specifying the latent defects in the demised premises, in which event the demised premises shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Punchlist Notice or Latent Defects Notice which items Landlord shall act diligently to complete or correct, as the case may be. The giving of the Punchlist Notice shall have no effect whatsoever upon the Commencement Date.

            2.6 Landlord and Tenant acknowledge that the demised premises are intended to be substantially ready for occupancy by Tenant, pursuant to the terms of this Article 2, on or about July 1, 1992. If the demised premises are substantially ready for occupancy prior to July 1, 1992, Landlord shall fix the Commencement Date as of such date as provided herein. If, pursuant to the terms of this Article 2, the demised premises are not substantially ready for occupancy by November 15, 1992 (as extended by reason of Tenant Delay), Tenant shall have the right to terminate this Lease by notice to Landlord pursuant to
Article 31. From and after such termination, the parties shall have no further rights or obligations hereunder. Landlord represents that the lease for the demised premises with the


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current tenant expires on March 31, 1992 pursuant to the terms of such lease and that the right of the current tenant to exercise its right to an extension of the term has expired pursuant to the terms of such lease.

                                    ARTICLE 3

                                 TAX ESCALATION

            3.1 Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with the provisions of this Article.

            3.2 Definitions:

            (a) the term "Tax Year" shall mean each period of twelve months, commencing on the first day of January in which occurs any part of the term of this Lease;

            (b) the term "the A/B Building" shall mean the structure designated as the "A/B Building" on Exhibit A annexed hereto, a portion of which is constituted by the Building;

            (c) the term the "Land" shall have the meaning set forth in Section 1.1;

            (d) subject to clause (ii) of Section 3.10 and to Section 4.11, the term "Comparative Year" shall mean the calendar year commencing on January 1, 1993 and each subsequent calendar year;

            (e) the term "Land Taxes" shall mean the total of all real estate and other taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes, school taxes, and other taxes or charges of any kind or nature levied, assessed, imposed or attributable at any time by any governmental authority (including without limitation any town, city, district, county, village, school district or public transportation authority) upon or against the Land, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Land to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes, assessments or charges, or additions or increases thereof. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Land Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Land Taxes" for


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the purposes hereof. The term "Land Taxes" shall not be deemed to include (i)
gift or inheritance taxes, (ii) corporate franchise taxes or similar business taxes imposed on noncorporate business entities, (iii) realty transfer taxes or real property transfer gains taxes imposed in connection with the sale of or the lease of all or substantially all of the Land or the A/B Building, (iv) mortgage recording taxes or (v) income taxes, except with respect to any such taxes assessed or imposed in lieu of real estate taxes or any portion thereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in Land Taxes. If, by law, any assessment shall be payable in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and
(ii) there shall be included in Land Taxes, for each Tax Year in which such installments may be paid, the installments of such assessment so becoming payable during such Tax Year, together with interest payable during such Tax Year;

            (f) the term "Building Taxes" shall have the meaning set forth in
(e), above, except that the phrases "Land Taxes" and "Land" shall be changed to read "Building Taxes" and "A/B Building," respectively;

            (g) the term "Land Tax Base Factor" shall mean the amount of Taxes attributable to the Land for the calendar year 1992;

            (h) the term "Building Tax Base Factor" shall mean the amount of Taxes attributable to the Building for the calendar year 1992;

            (i) the term "the Building Project" shall mean the Land with all the improvements thereon (including, without limitation, the office building(s) and parking areas erected thereon);

            (j) the term "the Land Percentage," for purposes of computing the Tax Escalation Payments (as hereinafter defined) to be made pursuant to this Article, shall (subject to the provisions of Section 3.10 hereof) mean one and eight one-hundredths of one (1.08%) percent. The Land Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the rentable square foot area of the office building(s) comprising the Building Project. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 6,105 rentable square feet and that the rentable square foot area of the A/B Building shall be deemed to


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be 281,837, the rentable square foot area of the building designated Building D on Exhibit A annexed hereto shall be deemed to be 196,774, the rentable square foot area of the building designated Building C on Exhibit A annexed hereto shall be deemed to be 86,804, and that the total rentable square foot area of all the office building(s) comprising a part of the Building Project shall be deemed to be 565,415 rentable square feet. Tenant acknowledges that the Land Percentage will be adjusted in the event that the rentable area of the office space comprising the Building Project shall be increased or reduced as set forth in Section 3.10 hereof;

            (k) the term "the Building Percentage," for purposes of computing the Tax Escalation Payments (as hereinafter defined) to be made pursuant to this Article, shall mean two and seventeen one-hundredths of one (2.17%) percent.
The Building Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the rentable square foot area of the A/B Building. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 6,105 rentable square feet and that the total rentable square foot area of the A/B Building shall be deemed to be 281,837 rentable square feet;

            (l) the term "Tax Escalation Statement" shall mean a written statement setting forth the amount payable by Tenant or Landlord as the case may be, for a specified Comparative Year pursuant to this Article, which Tax Escalation Statement shall be accompanied by a copy of the applicable tax bills from the taxing authorities when available; and

            (m) the term "Taxes" shall mean collectively the Land Taxes and the Building Taxes.

            3.3 In the event that the Land Taxes payable for any Comparative Year shall exceed the Land Tax Base Factor, Tenant shall pay tax escalation to Landlord, as additional rent for such Comparative Year, in an amount equal to the Land Percentage of the excess. In the event that the Building Taxes payable for any Comparative Year shall exceed the Building Tax Base Factor, Tenant shall pay tax escalation to Landlord as additional rent for such Comparative Year, in an amount equal to the Building Percentage of such excess. Any such amounts being payable by Tenant pursuant to this Section 3.3 are hereinafter called the "Tax Escalation Payment". Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a Tax Escalation Statement of the Taxes payable for such Comparative Year or reasonable estimates thereof if bills are not yet available. If the Land Taxes payable for such Comparative Year exceed the Land Tax Base Factor, additional rent for such Comparative Year in an amount equal to the Land Percentage of the


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excess shall be due from Tenant to Landlord after Landlord has furnished Tenant with the Tax Escalation Statement. If the Building Taxes payable for such Comparative Year exceed the Building Tax Base Factor, additional rent for such Comparative Year in an amount equal to the Building Percentage of the excess shall be due from Tenant to Landlord after Landlord has furnished Tenant with the Tax Escalation Statement. Tenant agrees to make payments on account of the additional rent for each Comparative Year in twelve (12) monthly installments, each in an amount equal to one-twelfth (1/12) of the Tax Escalation Payment, which installments may be adjusted by Landlord as bills are received for which estimates were used. If, as finally determined, the amount of additional rent payable by Tenant to Landlord pursuant to this Section 3.3 for a Comparative Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to Landlord by Tenant for such Comparative Year, then, promptly after the receipt of the Tax Escalation Statement for such Comparative Year and, in performance of its obligations under this Article, Tenant shall, in the case of such an underpayment, pay to Landlord an amount equal to such underpayment or Landlord shall, in the case of such an overpayment, either (i) pay to Tenant an amount equal to such overpayment or (ii) credit against the next installment(s) of fixed annual rent due from Tenant an amount equal to such overpayment. If a Tax Escalation Statement is furnished to Tenant after the commencement of the Comparative Year in respect of which such Tax Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter pay to Landlord an amount equal to those installments of the total Tax Escalation Payment payable as provided in this Section 3.3 during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished.

            3.4 If, after Tenant shall have made a payment of additional rent under this Article, the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based shall be changed, then the amount payable for that Comparative Year shall be revised to reflect such change and appropriate adjustments promptly made between Landlord and Tenant. If, after Tenant shall have made a payment of additional rent under this Article, Landlord shall receive a refund of any portion of the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based, as a result of a reduction of such Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall either (i) after receiving the refund pay to Tenant the Land or Building Percentage, as the case may be, of the refund or (ii) credit against the next installment(s) of fixed annual rent due from Tenant an amount equal to the Land or Building percentage of the refund, as the case may be, together with interest thereon at the Prime Rate (as such term is defined in Section 22.3 hereof) if such excess amount was greater than ten (10%) percent of the amount due and payable as the Tax Escalation Payment.

            3.5 The Tax Escalation Statement to be furnished by Landlord as provided in this Article shall constitute a final determination as between Landlord and Tenant of the Tax Escalation Payment for the periods represented thereby unless Tenant shall have paid the amount thereof and, within sixty (60) days after the Tax Escalation Statement is furnished, shall give a notice to Landlord that it disputes its accuracy or its appropriateness which notice shall specify the particular respects in which the Tax Escalation Statement is inaccurate or inappropriate. Copies of the tax bills and the relevant records in the tax assessor's office shall be deemed prima facie evidence of the facts set forth on the Tax Escalation Statement.

            3.6 In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

            3.7 Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid, and Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

            3.8 Landlord's and Tenant's obligation to make the adjustments referred to in Section 3.7 hereof above shall survive any expiration or termination of this Lease. After the termination of the Lease, the final adjustment for the Tax Escalation Payment pursuant to this Article 3 shall be made as soon as practicable, and if Landlord retains any moneys of Tenant due to excess payments made by Tenant hereunder, such excess moneys shall be promptly refunded to Tenant after such final adjustment has been made.

            3.9 Any delay or failure of Landlord to bill any Tax Escalation Payment as provided in this Article 3 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such Tax Escalation Payment.

            3.10 Notwithstanding any other provision of this Article 3 to the contrary, (i) if the parcel of land on which any of the buildings comprising a part of the Building Project shall


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be assessed as a separate tax lot, the Land Percentage and the Land Tax Base
Factor shall be appropriately adjusted and (ii) no additional rent shall be charged to or payable by Tenant for tax escalation prior to one (1) year from the Commencement Date, by example, if for the first twelve (12) month period following the Commencement Date any tax escalation would otherwise be payable, Tenant's share thereof shall be pro-rated and apportioned so that Tenant only pays that portion which is applicable to the period commencing after the first anniversary of the Commencement Date.

                                    ARTICLE 4

                               EXPENSE ESCALATION

            4.1 Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article.

            4.2 Definitions:

            (a) the term "Building Expense Base Factor" shall mean the amount of Building Expenses incurred for the calendar year 1992, provided that if Building A/B is less than 95% leased and occupied during the calendar year 1992, then, for the purposes of computing the Building Expenses Base Factor, the amount of Building Expenses for such calendar year shall be deemed to be increased by an amount equal to the additional Building Expenses which would reasonably have been incurred during such calendar year by Landlord if Building A/B were 95% leased and occupied;

            (b) the term "Non-Building Expense Base Factor" shall mean the amount of Non-Building Expenses incurred for the calendar year 1992;

            (c) the term "Expense Escalation Statement" shall mean a written statement setting forth the amount payable by Tenant for a specified Comparative Year pursuant to this Article;

            (d) the term "Building Expenses" shall mean the total amount of all costs and expenses incurred or paid by Landlord with respect to and in connection with the operation, maintenance and/or normal operating repair of the A/B Building, including, without limitation, the cost incurred for (1) air conditioning; (2) mechanical ventilation; (3) heating; (4) cleaning comparable to the Cleaning Specifications annexed as Exhibit F; (5) rubbish removal; (6) window washing (interior and exterior, including inside partitions); (7) elevators; (8) escalators; (9) porter and matron service; (10) electric current including electricity for heating, ventilation, air-conditioning and exterior lighting and the parking areas appurtenant thereto (excluding, however, the cost of any electricity directly metered to tenants or otherwise


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allocable to space in the A/B Building demised to tenants); (11) oil, purchased steam or any other fuel consumed at the A/B Building; (12) protection and security; (13) ordinary maintenance (including but not limited to regular painting of non-tenanted areas at the A/B Building); (14) maintenance and repair of lobby decorations; (15) interior landscape work and maintenance; (16) premiums for fire, extended coverage, boiler, sprinkler, apparatus, war risk (if expressly required by mortgagee) and property damage insurance, rental and plate glass insurance and any other insurance required by a mortgagee; (17) supplies;
(18) wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees of Landlord; (19) uniforms and working clothes for such employees and the cleaning thereof; (20) expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; (21) worker's compensation insurance, payroll, social security, unemployment and other taxes with respect to such employees; (22) sales, utility and use taxes and other taxes of like import; (23) water rates and sewer rates to the extent same is not included in the definition of Taxes; (24) all normal operating charges incurred by any superintendent's and manager's offices in the operation and maintenance of the A/B Building; (25) charges for maintenance and service contracts for all common areas of the A/B Building; (26) all other normal operating costs and expenses of repair, operation and maintenance of the A/B Building; (27) the fees of the superintendent, their assistants and any clerical staff working for such superintendent whose duties are connected with the maintenance and operation of the A/B Building; (28) reasonable professional and consulting fees, including legal and audit fees; (29) the expenses, including reasonable payments to attorneys, appraisers and other experts incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Taxes payable or paid upon or against the A/B Building, but only to the extent of such reduction or refund of Taxes; (30) whether or not capitalized under generally accepted accounting principles, the cost of repairs and the cost of component replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring the electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment; and (31) managing agents' fees comparable to those charged by other managing agents in Westchester County who manage similar building projects, or if Landlord elects to manage (or have an affiliate manage) the A/B Building, an annual fee, for management of the A/B Building, in an amount equal to 3% of the rental revenues received by Landlord from the A/B Building for the Comparative Year in question.

Provided, however, that the following items shall be excluded from Building
Expenses:

            (i) leasing commissions;

            (ii) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent that Landlord is compensated therefor through proceeds of insurance above deductible amounts, provided that Landlord insures the A/B Building against casualty and loss up to its replacement value), or caused by the exercise of the right of eminent domain (to the extent the same is covered by any condemnation award);

            (iii) Taxes;

            (iv) "Non-Building Expenses", as that term is hereinafter defined;

            (v) costs incurred in performing work or furnishing services to or for individual tenants (including this Tenant) at such tenant's expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord's expense, to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to or for this Tenant at Landlord's expense;

            (vi) expenditures for capital improvements other than those that are
      (a) specifically included in the definition of Building Expenses; or (b) included as Building Expenses pursuant to the provisions of Section 4.3(a) or (b);

            (vii) that portion of any cost or expense relating to both the A/B Building and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties unless otherwise provided in this Lease;

            (viii) debt service on any mortgages encumbering the A/B Building, or depreciation of the A/B Building; and

            (ix) the cost for those services provided to other tenants in the A/B Building which services are not also provided to Tenant.

            (e) "Non-Building Expenses" shall mean the total of public liability insurance and all the costs and expenses incurred or borne by Landlord in connection with the operation, maintenance and/or normal operating repairs of the "Common Areas" (as that term is hereinafter defined) including, without limitation, the cost incurred for snow and ice removal, grading in connection with landscaping, and striping and repair of parking lot surfaces; cleaning, exterior landscaping, and maintenance, installation, repair and replacement of signage, traffic control devices and signs; security, ordinary maintenance, charges for maintenance and service contracts; repair (other than capital replacements unless specifically included herein) and improvements which are appropriate for the operation of the Common Areas of a first class office building project in Westchester County, New York; all normal operating charges incurred by any superintendent's and manager's offices in the operation and maintenance of the Common Areas; the fees of the manager and superintendent, their assistants and any clerical staff working for such manager or superintendent whose duties are connected with the operation and maintenance of the Common Areas; whether or not capitalized under generally accepted accounting principles, the cost of repairs and the cost of component replacements made in connection with repairs of Common Area cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment;

Provided, however that the following items shall be excluded from Non-Building
Expenses:

            (i) Building Expenses;

            (ii) Taxes;

            (iii) expenditures for capital improvements other than those that are (a) specifically included in the definition of Non-Building Expenses or (b) included as Non-Building Expenses pursuant to the provisions of Sections 4.3(a) or (b);

            (iv) that portion of any cost or expense relating to both the Common Areas and to other buildings or properties owned by Landlord, which is properly allocable or attributable to such other buildings or properties unless otherwise provided in this Lease; and

            (v) debt service on any mortgages encumbering the Common Areas, or depreciation of any portion of the Common Areas.

            (f) The term "Expenses" shall mean the Building Expenses and Non-Building Expenses.

            4.3 (a) If Landlord shall purchase any item of capital equipment or make any capital expenditure that results in savings or reductions in expenses, the costs for same shall be included in Expenses. If Landlord shall lease any such item of capital equipment that results in savings or reductions in Expenses, then the rentals and other reasonable costs paid pursuant to such leasing shall be included in Expenses for the Comparative Year in which they were incurred.

            (b) If Landlord shall purchase any item of capital equipment or make any other capital expenditure in order to comply with Legal Requirements promulgated after the Commencement Date, then the costs for same shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, amortized under generally accepted accounting principles. If Landlord shall lease any such item of capital equipment to comply with Legal Requirements then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Comparative Year in which they were incurred.

            (c) If during all or part of any Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an element of Expense hereunder) to portions of the A/B Building, due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the A/B Building or the Common Areas.

            4.4 (a) If the Building Expenses for any Comparative Year shall be greater than the Building Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Building Percentage of the excess of the Building Expenses for such Comparative Year over the Building Expense Base Factor. If the Non-Building Expenses for any Comparative Year shall be greater than the Non-Building Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Land Percentage of the excess of the Non-Building Expenses for such Comparative Year over the Non-Building Expense Base Factor. The amounts payable by Tenant under this Section 4.4(a) are, collectively, the "Expense Payment."

            (b) Following the expiration of each Comparative Year, Landlord shall submit to Tenant an Expense Escalation statement, certified by Landlord, setting forth the Expenses for the preceding Comparative Year and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year. The rendition of such Expense Escalation Statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding Comparative Year then (i) Tenant shall make payment of any unpaid portion thereof within twenty (20) days after receipt of such Expense Escalation Statement; (ii) Tenant shall also pay to Landlord, as additional rent, within twenty (20) days after receipt of such Expense Escalation Statement, an amount equal to (x) the product obtained by multiplying the total Expense Payment for the preceding Comparative Year by a fraction, the denominator of which shall be twelve (12) and the numerator of which shall be the number of months of the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such Expense Escalation Statement less (y) the aggregate amount of Expense Payment paid by Tenant for such elapsed months; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such Expense Escalation Statement and on the first day of each month thereafter until a new Expense Escalation Statement is rendered, one-twelfth (1/12) of the total Expense Payment for the preceding Comparative Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year shall be adjusted to reflect, as reasonably estimated by Landlord, increases in rates and amounts, for the current Comparative Year, applicable to the categories involved in computing Expenses, whenever such increases become reasonably known or anticipated prior to or during such current Comparative Year. The payments required to be made under clauses (ii) and (iii) of this subsection 4.4(b) shall be credited toward the Expense Payment due from Tenant for the then-current Comparative Year, subject to adjustment as and when the Expense Escalation Statement for such current Comparative Year is rendered by Landlord.

            (c) The Expense Escalation Statement to be furnished by Landlord shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant shall have paid the Expense Payment and, within sixty (60) days after it is furnished, shall give a notice to Landlord that it disputes its accuracy or its appropriateness, which notice shall specify the particular respects in which the Expense Escalation Statement is inaccurate, inappropriate or incomplete. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the Expense Escalation Statements furnished by Landlord. After payment of said additional rent, Tenant's certified public accountant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to the foregoing (which Landlord shall maintain in either Westchester County or New York County for three (3) years subsequent to the Escalation Year to which they relate) and, at Tenant's expense, to make copies thereof, provided such examination is commenced within sixty (60) days and concluded within one hundred-twenty (120) days following the rendition of the Expense Escalation Statement in question. Landlord shall cooperate with Tenant in any such examination of its books and records and shall, if requested by Tenant in writing, make a member of its staff available to explain any entries in such books and records.

            (d) Any such dispute as to an Expense Escalation Statement referred to in subsection 4.3(c) hereof shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitration shall be by three (3) arbitrators each of whom shall be a certified public accountant. Except as hereinafter provided in this paragraph, the cost of such arbitration shall be split equally between Landlord and Tenant. If the arbitrators decide that the Expense Payment shown on the Expense Escalation Statement was overstated by more than five (5%) percent, then Landlord shall pay the cost of such arbitration. If the arbitrators decide that the Expense Payment shown on the Expense Escalation Statement was understated by more than five (5%) percent, then Tenant shall pay the cost of such arbitration.

            4.5 In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

            4.6 Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall cause an Expense Escalation Statement of the Expenses for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

            4.7 Landlord's and Tenant's obligation to make the adjustments referred to in Section 4.6 hereof shall survive any expiration or termination of this Lease.

            4.8 Any delay or failure of Landlord in billing any Expense Payment hereinabove or hereinafter provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such expense escalation hereunder.

            4.9 Landlord and Tenant agree that in the event of any overpayment or underpayment of any Expense Payment, the amount of any excess to be credited to Tenant, or the amount of any deficiency to be paid by Tenant shall be credited or paid from the date such deficiency was due, or such overpayment was made until, respectively, the date paid or credited, together with interest thereon at the Prime Rate (in the case of an excess amount to be credited to Tenant) if such excess amount was greater than ten (10%) percent of the amount due and payable as the Expense Payment.

            4.10 Tenant acknowledges that the Building Project includes other office buildings. If the operation of such building is combined with the operation of the A/B Building, so that Building Expenses include such items with respect to such office building, (a) the "Building Percentage" (for the purposes of this Article 4 only) shall be reduced to reflect the percentage which the rentable square foot area of the demised premises bears to the total rentable square foot area of the A/B Building and such office building, and (b) the Building Expense Base Factor shall be increased to include the Building Expenses attributable to such office building.

            4.11 Notwithstanding any of the provisions of this Article 4 to the contrary, no additional rent for expense escalation shall be charged to or payable by Tenant prior to one (1) year from the Commencement Date, by example, if for the first twelve (12) month period following the Commencement Date any expense escalation would otherwise be payable, Tenant's share thereof shall be pro-rated and apportioned so that Tenant only pays that portion which is applicable to the period commencing after the first anniversary of the Commencement Date.

                                    ARTICLE 5

                                       USE

            5.1 The demised premises shall be used solely as and for executive and general offices and other related uses customary for executive and general offices and for no other purpose.

            5.2 Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy or other certificate or permit for the demised premises or the A/B Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the A/B Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the A/B Building or the demised premises, or impair or interfere with the use of any of the other areas of the A/B Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the A/B Building.

            5.3 If Tenant uses any portion of the demised premises for the preparation or consumption of food, Tenant shall pay to Landlord the cost of employing, on an as-needed basis, an exterminator to keep the demised premises free from vermin. If any area of the demised premises is altered by Tenant after the Commencement Date for preparation or consumption of food, Tenant shall cause such food preparation area to be properly ventilated so that no odor shall emanate from the demised premises to any other portion of the Building, and shall bag all wet garbage and place the same in containers that prevent the escape of odor.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

            6.1 Except for non-structural or cosmetic alterations not in excess of $15,000, Tenant shall make no alterations, installations, additions or improvements (such work hereinafter collectively referred to as "Alterations") in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. All Alterations shall be done at Tenant's sole cost and expense, and at such times and in such manner as Landlord may from time to time reasonably designate. Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic's or other liens on the real property (to the extent permitted by law) in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers involved in such Alterations as and when such architects, engineers, contractors, mechanics and designers are paid for their work in connection therewith.

            Any Alterations in the demised premises shall be effected solely in accordance with the approved plans and specifications. Tenant shall reimburse Landlord promptly upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent for nonstructural Alterations (provided they will not affect the outside of the A/B Building or adversely affect the A/B Building's structure, electrical, HVAC, plumbing or mechanical systems). Prior to granting its consent to Alterations, Landlord may impose such conditions as to guarantee of completion and payment and of restoration as Landlord may reasonably consider desirable.

            Any such approved Alterations shall be performed in accordance with the foregoing and the following provisions of this Article 6:

            1. All Alterations shall be done in a good and workmanlike manner.

            2. (a) In the event Tenant shall employ any contractor to do in the demised premises any Alterations permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the A/B Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor, but such information given to Landlord shall in no way constitute Landlord's approval of such contractor or subcontractor.

            (b) Tenant covenants and agrees to pay to its contractor(s), as the work progresses, the entire cost (less a reasonable retainage) of supplying the materials and performing the work shown on Tenant's approved plans and specifications in accordance with Tenant's contract or contracts with such contractor(s). If Tenant desires to enter into a contract pursuant to which Tenant shall pay less than the entire cost of such work, Tenant shall obtain Landlord's prior written consent to such arrangement, which consent shall not be unreasonably withheld or delayed.

            3. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises.

            4. Tenant shall keep the Building Project and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the A/B Building.

            5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or create any obligations or liability (or relieve Tenant of any obligations under this Lease) in the event Landlord does conduct such an inspection.

            6. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

            (i) worker's compensation insurance covering all persons employed for such work; and

            (ii) contractor's comprehensive general liability and property damage insurance naming Landlord, any of its mortgagees and ground lessors and Tenant as insureds, with coverage of at least $3,000,000 combined single limit.

            6.2 Any mechanic's lien, filed against the demised premises or the A/B Building or the Building Project for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within forty-five (45) days after notice of such filing, by payment, filing of the bond required by law or otherwise and Tenant shall provide proof thereof reasonably satisfactory to Landlord. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

            6.3 All work, installations and improvements made and installed by Landlord shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

            6.4 All Alterations, made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or A/B Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease. Notwithstanding the foregoing, Tenant shall remove all Alterations which in Landlord's reasonable judgment are of a non-Building Standard nature, such as internal stairways, slab openings, special electronic data processing or communications installations, vaults and raised floors, at or before the Expiration Date or within fifteen (15) days after any earlier termination date, and Tenant shall repair or pay the cost of repairing any damage to the demised premises or the A/B Building resulting from the removal thereof and restoring the demised premises to their condition prior to the installation thereof. In connection with the foregoing requirement, if at the time Tenant submits its request for Landlord's consent to the Alterations, Tenant also requests that Landlord identify which Alterations are of a non-Building Standard Nature, Landlord shall submit such information to Tenant.

            6.5 Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including, without limitation, murals, business machines and equipment, telecommunications equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, panelling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease.

            6.6 If any Alterations or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Section 6.4 hereof (hereinafter called "Tenant's property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove Tenant's property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the A/B Building resulting from the removal of Tenant's property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

            6.7 Tenant shall keep records of Tenant's Alterations costing in excess of $50,000, and of the cost thereof for a period of five (5) years after the completion thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require the same in connection with any proceeding to reduce the assessed valuation of the A/B Building or any other tax or charge, or in connection with any proceeding instituted pursuant to Articles 13 or 14 hereof.

                                    ARTICLE 7

                                     REPAIRS

            7.1 Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition subject to normal wear and tear and damage by fire or other casualty. Except as otherwise provided in Section 9.8 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the A/B Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the A/B Building or by installation or removal of furniture, fixtures or other property by or on behalf of Tenant, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant (i) fails to make such repairs, restoration or replacements, within ten (10) days after Landlord gives Tenant notice of the necessity thereof or (ii) fails to commence within said period and fails to thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and to complete such remedy within such time after the date of the giving of said notice of Landlord as shall be necessary as reasonably determined by Landlord, but for a period not longer than thirty (30) days, the same may be reasonably made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within thirty (30) days after rendition of a bill therefor.

            The exterior walls of the A/B Building, the portions of any windowsills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the A/B Building, provided, however, Landlord shall use all reasonable efforts not to interfere with the views and exposure from the demised premises, unless such interference is necessitated by an event of force majeure or Legal Requirements.

            7.2 Tenant shall not place a load upon any floor of the demised premises exceeding fifty (50) pounds per useable square foot live load, and if Tenant shall desire a floor load in excess of such floor load, Landlord agrees to strengthen and reinforce the same so as to give the live load desired, provided, (i) Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question, (ii) Tenant shall agree to pay for or reimburse

Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement, (iii) Landlord's architects, in their sole reasonable discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the A/B Building, and (iv) such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the A/B Building.

            7.3 Landlord shall exercise reasonable diligence in the making of any repairs, alterations, additions or improvements so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

            7.4 Landlord shall, at its expense (subject to reimbursement as set forth in Article 4 hereof) keep and maintain the Common Areas and the A/B Building in good condition and repair in accordance with the standards appropriate to a first class office building in Westchester County, New York, and make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the demised premises, except for those repairs for which Tenant is responsible pursuant to the provisions of this Lease.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

            8.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which result from Tenant's use or occupation of the demised premises.

            8.2 Notwithstanding the provisions of Section 8.1 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

            (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or the Building Project to lien or sale;

            (b) such non-compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

            (c) Tenant shall first deliver to Landlord a surety bond (in such sum as Landlord may reasonably request) issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

            (d) Tenant shall promptly and diligently prosecute such contest.

            Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall, reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

            9.1 Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect to the Building Project and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the demised premises which would subject Landlord to any liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect to the Building Project or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building Project or the property therein in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Building Project or the property therein, but nothing contained in this Section 9.1 shall be construed to restrict Tenant's use of the demised premises for the purposes permitted under
Article 5 hereof.

            9.2 If, by reason of any failure of Tenant to comply with the provisions of Section 8.1 or Section 9.1, the premiums on Landlord's insurance on the Building Project and/or equipment or property therein shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. If by reason of any act of omission by Landlord, the premiums on Tenant's fire insurance on Tenant's property shall be higher than they would otherwise be, Landlord shall reimburse Tenant for that part of such fire insurance premiums attributable to such act or omission of Landlord and the amount reimbursed to Tenant will be an excluded item from Building Expenses. A schedule or "make up" of rates for the Building Project or the demised premises, as the case may be, issued by the applicable fire insurance rating organization or other similar body making rates for insurance for the Building Project or the demised premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building Project or the demised premises, as the case may be.

            9.3 Tenant, at its expense, shall maintain at all times during the term of this Lease (a) "all risk" property insurance covering Tenant's property and improvements and betterments to a limit of not less than 80% of the replacement cost thereof and (b) comprehensive general liability insurance, including contractual liability, in respect of the demised premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any lessor of any ground or underlying lease or the holder of any mortgage, as the case may be, whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $3,000,000 combined single limit bodily injury and property damage liability. Landlord hereby agrees that the comprehensive general liability insurance requirement described in clause (b) of the preceding sentence may be satisfied through the use of umbrella coverage, which umbrella coverage must be evidenced by a policy or certificate of insurance in form reasonably satisfactory to Landlord. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and any additional insureds such fully paid-for policies or certificates of insurance in form reasonably satisfactory to Landlord (or true and complete copies thereof) issued by the insurance company or its authorized agent, at least ten (10) days prior to occupancy of the demised premises by Tenant. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or certificates of coverage at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies reasonably acceptable to Landlord. If Landlord is included as a named payee on any check issued by Tenant's insurer in payment of any claim solely with respect to Tenant's property, Landlord agrees that it will promptly upon Tenant's request endorse such check to Tenant. Landlord further agrees that it shall have no right or authority to participate in any settlement of any claim by Tenant against its insurer which relates solely to damage or loss to Tenant's property.

            9.4 Each party agrees to have included in each of its insurance policies a waiver of the insurer's right of subrogation against the other party (and in the case of Tenant against other tenants of the A/B Building) during the term of this Lease or, if such waiver should be unobtainable or unenforceable,
(i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.3 hereof. Each party hereby releases the other party (and in the case of Tenant, other tenants of the A/B Building who shall have executed a similar waiver or agreement as set forth in this Section 9.4) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this section. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then, provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild provided for elsewhere in this Lease.

            9.5 Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of comprehensive general liability insurance to be maintained by Tenant under Section 9.3 or Section 6.1(6) (ii) be reasonably increased.

            9.6 Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building Project, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord.

            9.7 Landlord or its agents shall not be liable for any damage which Tenant may sustain if at any time any window of the demised premises is temporarily closed, darkened or bricked up for any reason whatsoever, or permanently closed, darkened or bricked up to comply with Legal Requirements or the requirements of Landlord's insurers, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

            9.8 Except as provided in Section 9.4 hereof, Tenant shall reimburse Landlord for all damages, fines or reasonable expenses incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the A/B Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 6.5 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.2 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.8, Tenant would be obligated to reimburse Landlord for damages, fines or reasonable expenses incurred or suffered by Landlord.

            9.9 Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

                                   ARTICLE 10

                              LANDLORD'S LIABILITY

            10.1 Tenant agrees to look solely to Landlord's estate and interest in the Building Project, or the proceeds from the sale thereof for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant hereunder. Landlord represents that it is the record owner of the A/B Building. Neither the partners constituting Landlord (the "Partners"), nor the partners, shareholders, directors or officers of Landlord or the Partners shall be liable for the performance of Landlord's obligations under this Lease.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

            11.1 Subject to the provisions of Section 11.2 hereof Tenant shall not (a) assign or otherwise transfer this Lease or any interest herein, or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee at a consideration or at rental rates below the rental rates then being advertised by Landlord as its rental rates for comparable space in the Building Project and for a comparable term, without, in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 11, which consent shall not be unreasonably withheld by Landlord. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, if the primary purpose thereof is to effectuate a transfer of this Lease, and (ii) a lease takeover agreement shall be deemed a transfer of this Lease.

            11.2 The consent of Landlord shall not be required for an assignment or sublease of all or any portion of the demised premises to (i) a corporation into or with which Tenant is merged or consolidated, (ii) an entity to which substantially all of Tenant's shares or assets are transferred (provided such merger or transfer of shares or assets is not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer) or, (iii) if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses
(a) and (b) of Section 11.1 apply to
transactions with an entity (hereinafter called an "Affiliate") which controls or is controlled by Tenant or is under common control with Tenant during the period it remains an Affiliate. Furthermore, an Affiliate of Tenant shall be permitted to occupy the demised premises but only during such period as it shall remain an Affiliate.

            11.3 Any assignment or transfer, whether made with Landlord's consent as required by Section 11.1 or without Landlord's consent pursuant to
Section 11.2, shall not be effective hereunder until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease from and after the date of such assignment and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

            11.4 (a) Except for an assignment or sublease pursuant to Section
11.2 hereof, or pursuant to the last sentence of Section 11.1, if Tenant agrees to enter into an assignment of this Lease or a sublease to sublet the demised premises or any portion thereof, Tenant shall, as soon as that agreement is consummated, but no less than forty-five (45) days prior to the effective date of the contemplated assignment or sublease, deliver to Landlord an executed counterpart of the proposed assignment or sublease, and Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days of such delivery, to (i) in the case of an assignment of this Lease, accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord or entity affiliated with Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment on the terms reflected in the proposed assignment, which assignment shall be effective as of such effective date and shall relieve Tenant of further liability accruing under this Lease after such effective date as to such portion of the demised premises assigned to Landlord or entity affiliated with Landlord, and (ii) accept a sublease from Tenant of the portion of the demised premises affected by any such proposed subletting or the entire demised premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord or entity affiliated with Landlord, for the duration of Tenant's proposed subletting, commencing with such effective date, at the rental terms reflected in the proposed sublease. If an offer of sublease to Landlord results in all or substantially all of the demised premises being sublet for substantially all of the term of this Lease (i.e., the balance of the term less one year or less), then Landlord shall have the option to extend the term of the sublease being offered to it for the remainder of the term of this Lease less one day.

            (b) If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.4, said sublease shall be in a form reasonably satisfactory to Landlord's and Tenant's counsel and on all the terms contained in this Lease, except that:

            (i) The rental terms shall be as provided in subsection 11.4(a) hereof,

            (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises, Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto, provided Tenant was obligated to perform such work or reimburse the proposed subtenant for such work under the terms of the proposed sublease,

            (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

            (iv) The subtenant thereunder shall have the right to make, or cause to be made, any changes, alterations, decorations, additions and improvements that such subtenant may desire or authorize,

            (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

            (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

            (vii) The use of the sublet premises by the subtenant shall be for general, administrative and/or executive offices unless constructed for another purpose by or for Tenant in which event Landlord may in addition use it for such purpose,

            (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, unless such failure to comply would cause a violation of law or would increase or extend the liability of Tenant under this Lease,

            (ix) Upon execution of such sublease, Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease, and

            (x) Such sublease shall provide that at the expiration of the term of such subletting Tenant will accept the space in the condition provided for in the proposed sublease.

            If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.4, Tenant shall be excused from having to obtain Landlord's consent, as required by the terms of this Lease, for changes, alterations, decorations, additions or improvements desired by the Subtenant.

            (c) If pursuant to the exercise of any of Landlord's options pursuant to Section 11.4 hereof this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Articles 3 and 4 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

            11.5 In the event that Landlord does not exercise the option available to it pursuant to subsection 11.4(a) hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a proposed subletting of the demised premises, as the case may be, by Tenant, provided:

            (a) Tenant shall have furnished Landlord with the name and business address of the proposed subtenant or assignee, information with respect to its intended use of the demised premises and the nature and character of the proposed subtenant's or assignee's business, or activities, and, if Tenant is no longer the actual tenant of the demised premises, such reasonable references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

            (b) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, satisfactory to Landlord;

            (c) the proposed subtenant or assignee is not then an occupant of any part of the Building Project or a party who is dealing with Landlord or Landlord's agent (directly or through a broker) with respect to space then available (or becoming available) in the Building Project; and

            (d) each sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, and (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the prior reasonable consent of Landlord in each instance.

            With respect to clause (c) above, if Tenant informs Landlord that it is commencing assignment or sublease negotiations with a party and inquires if Landlord is also dealing with such party, Landlord shall disclose such information to Tenant and Landlord agrees that, if Landlord is not dealing with such disclosed party, as long as Tenant is continuously negotiating in good faith with such disclosed party for the demised premises, Landlord will not initiate negotiations with such party.

            11.6 If Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

                                   ARTICLE 12

                                   ELECTRICITY

            12.1 (a) Landlord shall supply electricity to the demised premises in accordance with the provisions of this Section 12.1. For the purposes of this
Section 12.1, Landlord and Tenant agree that the term "Cost per Kilowatthour" shall mean the total cost for electricity incurred by Landlord to service the demised premises, as measured by the meter servicing that portion of the A/B Building in which the demised premises are located, during a particular time period (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof) divided by the total kilowatthours purchased by Landlord during such period.

            (b) Electricity shall be supplied by Landlord to service the demised premises and Tenant shall pay to Landlord, as additional rent, an amount determined by applying the Cost per Kilowatthour to Tenant's consumption of and demand for electricity within the demised premises as recorded on the submeter or submeters servicing the demised premises. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions hereinafter set forth. Bills for the electricity additional rent shall be rendered to Tenant at such time as Landlord may elect. If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by Federal, State or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such taxes shall be included in the bill of, and paid by Tenant to, Landlord, as additional rent. Landlord's failure during the term of this Lease to prepare and deliver any statements or bills under this
Article 12, or Landlord's failure to make a demand under this Article 12, or any other provisions of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any amount of additional rent which may have become due pursuant to this Article 12 during the term of this Lease. The actual costs incurred by Landlord for meter readings for those meters that measure the electric service supplied to Tenant, and the costs incurred by Landlord in the maintenance of such meters, shall be paid by Tenant on demand, as additional rent. Tenant's liability for any amounts due under this
Article 12 shall survive the expiration or sooner termination of this Lease.

            12.2 Notwithstanding the provisions of Section 12.1 above, at Landlord's option, Tenant shall, within sixty (60) days after receiving notice from Landlord, contract directly with the public utility furnishing electric current to the A/B Building for the supply, at Tenant's cost, of all electric current to be used in the demised premises including, without limitation, such as is required for the operation of any supplemental heating, ventilating and air-conditioning system serving the demised premises except that which is used in the operation of the "HVAC System" (as that term is hereinafter defined in Section 21.1).

            12.3 Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Landlord represents that the capacity of such electrical conductors and equipment is sufficient for normal office uses. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises which would adversely affect building systems in the A/B Building without the prior consent of the Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord (after advising Tenant of the estimated cost thereof and provided Tenant elects to have Landlord proceed with such work) and the cost thereof shall be paid by Tenant upon Landlord's demand, at which time Landlord shall provide Tenant with complete documentation in regard to such costs, which such costs shall not exceed what would be paid in an arm's-length transaction and any such alterations shall be made in accordance with Article 6 thereof.

            12.4 Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the A/B Building with electricity or for any other reason and not attributable to Landlord.

            12.5 If, at any time during the term of this Lease, Tenant wishes to install in the demised premises equipment which would not be considered ordinary office equipment, including, but not limited to, items such as computer installation (other than a network of no more than 10 personal computers) or supplemental air conditioning systems, or other heat or cooling-intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment to be installed. Such list shall include the number, type and model of each item of equipment to be installed, as well as the manufacturer's electrical rating associated with same. If, in Landlord's reasonable judgment the operation of such equipment will impair the proper operation of the plumbing, heating, ventilation or air conditioning systems for the A/B Building, as a condition to the installation of such equipment, Tenant shall reimburse Landlord for Landlord's additional cost incurred, as a result of such equipment installation and operation, in connection with the proper function of such systems.

                                   ARTICLE 13

                          DAMAGE BY FIRE OR OTHER CAUSE

            13.1 If the A/B Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, within forty-five (45) days after Landlord has had knowledge of such damage, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the reasonable time required to repair such damage. If the time period set forth in such estimate exceeds one hundred eighty (180) days, Tenant may elect to terminate this Lease by notice to Landlord not later than fifteen (15) days following the delivery of such estimate to Tenant. If Tenant makes such election, the Term shall expire upon the twentieth (20th) day after notice of such election is given by Tenant and Tenant shall vacate the demised premises and surrender the same to Landlord. Upon such termination, Tenant's liability for fixed annual rent and additional rent shall cease as of the day following such damage and any prepaid portion thereof for any period after such date shall be refunded by Landlord to Tenant. If (x) the estimate does not exceed one hundred eighty (180) days, or (y) Tenant fails to make its election as set forth hereinabove in this paragraph, and if Landlord does not make the election under Section 13.3 (if applicable), Landlord shall repair the damage and restore and rebuild the A/B Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease); provided, however, that Landlord shall not be required to repair or replace any of Tenant's property. The provisions of
Article 34 shall not apply to the provisions of this Article 13.

            13.2 If the A/B Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the demised premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the fixed annual rent and additional rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises;

provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            13.3 If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty percent (40%) of the full replacement value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within forty-five
(45) days after the date of the casualty.

            13.4 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 13. Landlord shall exercise reasonable diligence in the making of any repairs, alterations, additions or improvements so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

            13.5 Notwithstanding any of the foregoing provisions of this Article 13, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

            13.6 Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property and Landlord shall not be obligated to repair any damage thereto or replace the same.

            13.7 The provisions of this Article 13 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and no statute, rule, law or regulation of the State of New York or any of its political subdivisions now or hereafter in force and providing for such a contingency in the absence of an express agreement (including without limitation Section 227 of the Real Property Law), shall have application in such case.

                                   ARTICLE 14

                                  CONDEMNATION

            14.1 In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of (i) vesting of title, (ii) Landlord's agreement in lieu of condemnation or (iii) the issuance of a court order of condemnation (any such date, the "Condemnation Date"). In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the Condemnation Date, the fixed annual rent under Article 1 hereunder and additional rents under Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of the Building Project (as such term is defined in subsection 3.2(i) hereof) shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the Condemnation Date by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of fifteen (15%) or more of the demised premises or of a substantial part of the means of access thereto or in Tenant's reasonable determination causes the demised premises to be unable to be used by Tenant for the purposes contemplated herein, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of the Condemnation Date, terminate this Lease and the term and estate hereby granted as of the date occurring sixty (60) days after the Condemnation Date, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under Articles 3 and 4 shall be abated to the extent hereinbefore provided. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

            14.2 In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

            14.3 In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building Project, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Provided that Landlord's award is not reduced by reason thereof, Tenant may apply for an award for its moving expenses and trade fixtures.

            14.4 If all or any portion of the demised premises is taken for a limited period of time during the term of this Lease, this Lease shall remain in full force and effect. Tenant shall be entitled to receive the entire award made in connection with any such temporary taking attributable to the demised premises and for the term of this Lease. Any temporary taking of all or any portion of the demised premises which continues for three (3) months shall be deemed a permanent taking of the demised premises or subject portion. To the extent that it affects the term of this Lease and provided Tenant uses counsel reasonably satisfactory to Landlord, Tenant may contest such taking.

                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

            15.1 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees, on reasonable notice to Tenant except in the case of emergency, shall have the right to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may reasonably deem necessary for the A/B

Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the A/B Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire A/B Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall exercise reasonable diligence so as to minimize the disturbance, but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

            15.2 Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, possible elevators, stairways, toilets and other public parts of the A/B Building; provided, however, that access to the A/B Building shall not be cut off and there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

            15.3 In connection with any work performed by Landlord in accordance with the provisions of this Article 15, upon the completion of such work, Landlord will restore as closely as reasonably possible any improvements located on the demised premises to the condition of such improvements prior to the commencement of such work by Landlord; provided, however, nothing contained in this paragraph is meant to (i) limit in any way Landlord's rights to perform any work or repairs permitted to be performed by this Article 15 or (ii) require the use of labor on an overtime or premium pay basis to perform such restoration work on the improvements located on the demised premises.

            15.4 Landlord may, during the six (6) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants during normal business hours upon reasonable advance notice to Tenant.

            15.5 If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents' liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                                     DEFAULT

            16.1 This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, and (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

            16.2 This Lease and the term and estate hereby granted are subject to further limitation as follows:

            (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, or

            (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder other than Tenant's obligations to pay fixed annual rent or additional rent or other charges under this Lease, and if such situation shall continue and shall not be remedied by Tenant within ten (10) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (a more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said twenty (20) day period advice Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and
(iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

            (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11; or

            (d) whenever Tenant shall abandon the demised premises (unless as a result of a casualty) and such abandonment shall continue for twenty (20) days after Landlord shall have given Tenant notice thereof; or

            (e) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within five (5) Business Days after Tenant receives a notice specifying the same;

then in any of said cases set forth in the foregoing subsections (a), (b), (c),
(d) and (e), Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

            17.1 If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent or other charges under this Lease, on any date upon which the same ought to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

            17.2 In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            17.3 If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

            17.4 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                     DAMAGES

            18.1 If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Tenant shall pay to landlord as damages, at the election of Landlord, either

            (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the present value (which present value shall be calculated at a discount rate equal to the then legal rate of interest on judgments in New York State) of the excess, if any, of

            (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes and Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

            (2) the aggregate rental value of the demised premises for the same period, or

            (b) sums equal to the fixed annual rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or re-entry and until the Expiration Date; provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the reasonable expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions comparable to those then being paid in similar transactions, and all other reasonable expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If the demised premises or any part thereof be re-let by Landlord in an arm's-length transaction for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

            18.2 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.1.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

            19.1 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord in good faith makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of a bill to Tenant therefor.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

            20.1 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however to ground and underlying leases and mortgages which affect this Lease (as provided in Article 25 hereof).

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

            21.1 Landlord shall, at its cost and expense:

            (a) provide necessary elevator facilities during Business Hours (as such term is defined in Article 22 hereof) and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods;

            (b) maintain, keep in repair and provide the services of the Building system air-conditioning, heating and ventilating system ("HVAC System") installed by Landlord in accordance with the design criteria annexed hereto as Exhibit E. The aforesaid systems will function when seasonably required during Business Hours. The cooling season for the purposes of this Lease shall be May 15 through September 15 of each calendar year. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the demised premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to this subsection. In any event, Tenant shall keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems including without limitation, the lowering and closing of venetian blinds in the demised premises during daylight hours. In the event that Tenant shall require air-conditioning, heating or ventilation at such times as same are not furnished by Landlord, Tenant shall give Landlord reasonable advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay the Landlord's actual cost therefor as additional rent;

            (c) provide cleaning and janitorial services on Business Days in accordance with the specifications annexed hereto as Exhibit F; provided, however, Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages (except for the kitchen area as described in Exhibit D-1), data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access outside of Business Hours to the demised premises and the use (at Tenant's expense) of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder; and

            (d) furnish hot and cold water for lavatory and office cleaning purposes and cold water for drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including, without limitation, sewer rents.

            21.2 Landlord reserves the right to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance of any such stoppage and its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises but nothing herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis unless requested to do so by, and at the expense of, Tenant.

            21.3 Tenant shall reimburse Landlord for the cost to Landlord of removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

            21.4 It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages and other similar supplies and services to tenants and licensees in the Building provided the quality thereof and the charges therefor are reasonably comparable to that of other suppliers of such services. Notwithstanding the foregoing, Landlord agrees that, in connection with meetings held at the demised premises in the ordinary course of Tenant's business, Tenant shall have the right to hire an independent caterer, provided that such caterer, its employees and agents comply with all the regulations set forth in this Lease with respect to the delivery of goods to the demised premises and the preparation and service of food at the demised premises. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant.

            21.5 Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish on an as-needed basis) and the maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

            21.6 Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant and any other person, firm, association or corporation in occupancy of the demised premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing; provided, however, that the number of names so listed shall be in the same proportion to the capacity of the Building directory as the aggregate number of square feet of rentable area of the demised premises is to the aggregate number of square feet of rentable area of the Building. The listing of any name other than that of the Tenant, whether on the doors of the demised premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises or to be deemed to be the written consent of Landlord mentioned in Article 11 hereof, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

            21.7 Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                   ARTICLE 22

                                   DEFINITIONS

            22.1 The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and A/B Building or the Building Project (or the owner of a lease of the Building Project or the A/B Building or of the Land and A/B Building), so that in the event of any transfer of title to the Building Project or said Land and Building or said lease, or in the event of a lease of the Building Project or the A/B Building, or of the Land and A/B Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Building Project or said Land and A/B Building or said lease, or the said lessee of the Building Project or the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

            22.2 The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and the following holidays: New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, President's Day, Thanksgiving Day and the immediately following day, Christmas Day, and all other days recognized as holidays under applicable union contracts.

            22.3 "Interest Rate" shall mean a rate per annum equal to the lesser of (a) two percent (2%) above the commercial lending rate announced from time to time by Manufacturers Hanover Trust Company, as its prime rate (the "Prime Rate") for 90-day unsecured loans, or (b) the maximum applicable legal rate, if any.

            22.4 "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Building Project, the Land or A/B Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto (including, without limitation, the Common Areas) and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

            22.5 "Business Hours" shall mean 8:00 A.M. to 6:00 P.M. on Business Days.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

            23.1 If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

            24.1 Landlord and Tenant each covenant, represent and warrant that it has had no dealings or communications with any broker or agent in connection with the consummation of this Lease other than Rostenberg-Doern Company, Inc. and Benson Commercial Realty, Inc., and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with whom the indemnifying party dealt with respect to this Lease or the negotiation thereof. Landlord will pay any commission earned by Rostenberg-Doern Company, Inc. and Benson Commercial Realty, Inc. pursuant to the terms of a separate agreement.

                                   ARTICLE 25

                                  SUBORDINATION

            25.1 This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this Section 25.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination.

            25.2 In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then, provided that Tenant shall have received a non-disturbance agreement, as described in Section 25.4 hereof, in regard to the lease or mortgage in question, and that Tenant has, in turn, fully executed and delivered same to the appropriate party, Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.2 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.2, reasonably satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such subordination and attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if Tenant refuses or fails to do so promptly upon request.

            25.3 Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

            (a) liable for any act, omission or default of any prior landlord so long as such ground lessor or mortgagee shall not be a "related party" (as that term is defined by the Internal Revenue Code), except under no circumstances shall this be deemed a waiver of such default by Tenant; or

            (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

            (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance (except for any excess payments contemplated pursuant to Sections 3.3 and 4.9 hereof) or for more than three (3) months in advance where such rent payments are payable at intervals of more than one (1) month; or

            (d) provided such aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, has delivered to Tenant a non-disturbance agreement, as described in Section 25.4 hereof, in regard to the lease or mortgage in question and that Tenant has, in turn, fully executed and delivered same to the appropriate party, bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

            25.4 On the date of this Lease there are no ground or underlying leases and only one mortgage affecting the real property of which the demised premises form a part. Landlord shall (i) deliver to Tenant, upon the execution of this Lease, an agreement, in recordable form to the effect hereinbelow in this Section 25.4 set forth, from the holder of such mortgage, and (ii) shall obtain and deliver to Tenant, after the execution and delivery of any ground or underlying lease or any superior mortgage other than the mortgage referred to in clause (i) of this Section 25.4, an agreement to the effect hereinbelow in this
Section 25.4 set forth, executed by the holder of any such mortgage or by the lessor under any such ground lease or underlying lease, as the case may be; each of which agreements Tenant agrees to promptly execute and deliver. The agreements referred to in the preceding sentence of this Section 25.4 shall be on the mortgagee's or lessor's standard form and shall provide substantially that so long as no default exists, nor any event has occurred, which has continued to exist for such period of time (after notice and expiration of the grace period, if any, required by this Lease) as would entitle Landlord to dispossess

Tenant, (a) Tenant shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted or taken by the holder of any such mortgage, by reason of any default under any such mortgage, (b) Tenant shall not be evicted from the demised premises, (c) Tenant's leasehold estate hereunder shall not be terminated or disturbed, and (d) none of Tenant's rights under this Lease shall be affected in any way, by reason of any default under any such mortgage, ground lease or underlying lease.

            25.5 If, in connection with the financing of the A/B Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided such modifications do not increase Tenant's monetary obligations, change the Term, change the demised premises or materially increase any other of Tenant's obligations or materially decrease Tenant's rights under this Lease.

                                   ARTICLE 26

                       CERTIFICATES OF LANDLORD AND TENANT

            26.1 Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

            (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, whether there is any existing basis to cancel or terminate this Lease, and whether to the best of Tenant's knowledge Landlord is in default thereunder;

            (b) that the term of this Lease has commenced and rent has become payable thereunder, and that Tenant is in possession of all of the demised premises;

            (c) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder, have been paid; and

            (d) whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim.

            26.2 Landlord agrees, at any time and from time to time, as requested by Tenant, upon not less than ten (10) days prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of Landlord, Tenant is an default in performance of any of his obligations under this Lease, and, if so, specifying each such default of which Landlord may have knowledge.

            26.3 Tenant agrees that, except for the first month's rent hereunder and as specifically provided hereunder with respect to additional rent, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to remedy the default until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

            27.1 Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage) and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

            28.1 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                                   ARTICLE 29

                              RULES AND REGULATIONS

            29.1 Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit G attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant and any dispute with respect to the reasonableness of any such additional Rules and Regulations shall be resolved by arbitration in accordance with the provisions of Article 30 hereof. Landlord agrees that it shall not enforce or fail to enforce any of the Rules and Regulations in a manner so as to apply the same in an unfairly discriminatory manner with respect to Tenant.

            Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

            30.1 Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

            30.2 If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent to
(i) any assignment or subletting in accordance with the provisions of Article 11 hereof, or (ii) any Alteration pursuant to the provisions of Article 2 or 6 hereof, such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                                   ARTICLE 31

                                     NOTICES

            31.1 Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given three (3) days after such notice or demand is mailed if delivered by registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, or upon receipt if delivered to an overnight delivery service requiring a receipt, addressed to Landlord or to Tenant, as the case may be, at its address set forth on page one (1) of this Lease or if personally delivered. Until such time as Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business, all such notices and demands shall be served or given to Tenant at the address for Tenant as set forth on the first page of this Lease, and after such time all such notices and demands shall be served or given to Tenant at the demised premises. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

            31.2 In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 31.1 hereof.

                                   ARTICLE 32

                                    NO WAIVER

            32.1 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to, insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            32.2 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

            33.1 The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

            34.1 If, by reason of (1) strike, (2) labor troubles not caused by Landlord, (3) governmental pre-emption in connection with a national emergency,
(4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency or (6) any cause beyond Landlord's reasonable control, provided that lack of funds shall not be deemed beyond Landlord's reasonable control Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused, except as provided in Sections 13.2 and 14.1.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

            35.1 Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                          NAME OF THE BUILDING PROJECT

            36.1 Landlord shall have the full right at any time to name or change the name of the Building Project or the Building and to change the designated address of the Building Project or the Building.

                                   ARTICLE 37

                              RESTRICTIONS UPON USE

            37.1 It is expressly understood that no portion of the demised premises shall be used as, by or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

                                   ARTICLE 38

                                    INDEMNITY

            38.1 Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission, or from the breach of this Lease by Tenant.

                                   ARTICLE 39

                                SECURITY DEPOSIT

            39.1 Tenant is not required to deposit any sums with Landlord as security for its performance of the terms of this Lease.

                                   ARTICLE 40

                                  MISCELLANEOUS

            40.1 Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

            40.2 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

            40.3 Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            40.4 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            40.5 Time shall be of the essence with respect to the exercise of any option granted under this Lease.

            40.6 Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

            40.7 In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            40.8 Landlord or Landlord's agents have made no representations or promises with respect to the Building Project or the demised premises or except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Landlord makes no representation as to the actual rentable square foot area of the demised premises, the A/B Building, Building D (where applicable), Building C or the other improvements at the Building Project, except that Landlord represents that the method of measurement for the demised premises is the same method of measurement used throughout the A/B Building, Building D (where applicable) and Building C. Subject to the performance by Landlord of Landlord's work pursuant to Exhibits D and D-1 hereof, (x) by the execution of this Lease, Tenant hereby accepts possession of the demised premises in the condition in which it exists on the date hereof "as is" and further agrees that, except as expressly provided in Article 2 and Exhibit D, Landlord shall have no obligation to perform any work or make any installations in order to prepare the demised premises for Tenant's occupancy and (y) the execution of this Lease by Tenant shall be conclusive evidence as against Tenant, that, on the date hereof, the demised premises and the Building were in good and satisfactory condition, subject to the performance of Landlord Work as provided in Exhibit D and Exhibit D-1 annexed hereto.

                                   ARTICLE 41

                            COMMON AREAS AND PARKING

            41.1 Landlord shall provide and shall make available from time to time within the boundaries of the Land such parking facilities, driveways, entrances and exits thereto, landscape and planted areas, and other improvements and facilities, as Landlord shall at any time and from time to time deem appropriate (all the foregoing being collectively referred to in this Lease as "Common Areas"). Tenant and its officers, employees, agents, customers and invitees shall have a nonexclusive right, in common with Landlord and other tenants and occupants of the Building Project (and their employees and invitees) and contractors working at the Building Project to whom Landlord has granted or may hereafter grant rights, to use the Common Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and Tenant agrees, after notice thereof, to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall construct, operate, manage, equip, repair, landscape, and maintain the Common Areas for their intended purposes in such manner as Landlord shall, in Landlord's sole discretion, from time to time determine. Landlord's rights respecting the Common Areas shall include (but shall not be limited to) the following:

            (i) to construct, maintain and operate lighting facilities serving the Common Areas;

            (ii) from time to time to change the area, level, location and arrangement of parking areas and other Common Area facilities, to make installations therein and to move or remove such installations, and to change the location of, or permanently diminish or discontinue the use of, any portion of the Common Areas provided the number of parking spaces available for Tenant's use shall not be materially reduced;

            (iii) to restrict parking by tenants, their officers, agents, employees, customers and invitees, to designated areas, provided, however, if Landlord decides to designate certain parking areas, four (4) parking spaces in reasonably close proximity to the entrance to Building B shall be designated for Tenant's use;

            (iv) to discontinue, or restrict the use of, any portion of the Common Areas to such extent, and for such period of time, as may in the opinion of Landlord's counsel be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

            (v) to temporarily suspend the use of all, or any portion of, the Common Areas if required to comply with laws or the requirements of Landlord's insurers or to make any repairs or alterations thereto or if necessary in connection with the maintenance thereof; and

            (vi) to take any other action with respect to the Common Areas, as Landlord, in its sole discretion, shall determine to be advisable.

            Notwithstanding the foregoing, Landlord agrees that the Common Areas will be maintained in a manner consistent with first class office buildings in Westchester County.

            41.2 Tenant's right to use the Common Areas shall be deemed to be an irrevocable license (except as provided in Section 41.1 hereof) coterminous with the term of this Lease, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason of Landlord's exercise of any right or rights respecting Common Areas reserved pursuant to Section 41.1 hereof, nor shall the exercise of any such right be deemed a constructive or actual eviction, except for Tenant's reasonable access to the demised premises and parking pursuant to this Lease.

            41.3 Tenant shall be entitled to free use of at least twenty-four
(24) parking spaces in common with others. Tenant agrees that if Landlord shall designate specific parking spaces, it or its employees and invitees shall only use such designated parking spaces. Landlord agrees that it will not designate any such parking spaces in a discriminatory manner with respect to Tenant.

            41.4 With respect to the parking of vehicles at the Building
Project:

            (a) If Landlord elects to designate a specific parking area for Tenant's use, Tenant shall require its personnel and visitors to park their vehicles only in parking spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas;

            (b) all parking spaces and any other parking areas used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever;

            (c) there shall be no overnight parking and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area at the end of their working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor; and

            (d) Tenant agrees not to use, or permit its employees or invitees to use, any portion of the parking areas which have been designated for the exclusive use of another tenant in the Building Project.

                                   ARTICLE 42

                                EXTENSION OF TERM

            42.1 (a) Tenant shall have the right to extend the term of this Lease for one (1) additional term of five (5) years. Such additional term (hereinafter called the "Extension Term") shall commence upon the day following the expiration of the initial term of this Lease and shall end on the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the commencement of said Extension Term. The option contained in this Article 42 shall be subject to the following terms and conditions:

            (i) Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at least six (6) months, but not more than twenty-four (24) months, prior to the commencement of the Extension Term for which such Extension Notice is given;

            (ii) Tenant is not in default under the Lease (beyond any applicable grace period) as of the time of the giving of the Extension Notice and the commencement of the Extension Term for which such Extension Notice is given; and

            (iii) The Tenant named herein is an actual occupant, as of the commencement of the Extension Term for which the Extension Notice is given, of not less than fifty percent (50%) of the usable area of the demised premises as of the time of the giving of the Extension Notice and the commencement of the Extension Term.

            (b) The fixed annual rent payable by Tenant to Landlord during such Extension Term shall be the higher of (a) Two Hundred Three Thousand Five Hundred and Fifty and 00/100 Dollars ($203,550) per year, or (b) Ninety-Five Percent (95%) of the then fair market rent for the demised premises (as determined in accordance with Section 42.2 herein) for such Extension Term. In determining the aggregate amount of rent to be paid under this subsection 42.1(b) the provisions of Articles 3 and 4 of this Lease shall remain in effect during the Extension Term.

            42.2 (a) After Landlord receives the notice from Tenant specified in
Section 42.1(i), but no earlier than one (1) year prior to the end of the original term of the Lease, it shall make the initial determination of the fixed annual rent for the Extension Term ("Landlord's Submitted Rent"), which determination will be Landlord's statement of the then fair market rent (as defined in Section 42.2(b) hereof) of the demised premises. Landlord shall give notice to Tenant of Landlord's Submitted Rent within thirty (30) days after receipt of such notice from Tenant. If Landlord and Tenant shall fail to agree upon the fixed annual rent for the Extension Term, within thirty (30) days after delivery of such notice by Landlord, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) Business Days, then the arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, within thirty (30) days thereafter such two arbitrators shall make their determinations of fixed annual fair market rent, as defined in Section 42.2(b), for the Extension Term, in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have thirty (30) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of fixed annual rent for the Extension Term. If such two arbitrators shall concur as to the determination of such fixed annual rent, such concurrence shall be final and binding upon Landlord and Tenant. If such two arbitrators shall fail to concur, then such two arbitrators shall immediately designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within five (5) days, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate appraisers or consultants who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the County of Westchester. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section shall be final and binding in fixing the fixed annual rent for the Extension Term. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

            (b) "Fair market rent" for purposes of this Article 42 shall mean the rental rate that would be paid in an arms-length transaction between a landlord who is under no compulsion to lease and a tenant who is under no compulsion to rent the premises in question, based upon the rental market for comparable buildings in Westchester County under terms similar to those in this Lease.

            (c) Prior to the determination of the arbitrators, Tenant shall pay $203,550 as the fixed annual rent for the Extension Term, and in the event the arbitrators determine that the fixed annual rent payable pursuant to this
Section 42.2 is more than that being paid by Tenant, then Tenant shall pay the amount of such underpayment, with interest thereon at the Interest Rate, within thirty-five (35) days after the arbitrators' determination.

            (d) For the purposes of facilitating the computations of sums due for fair market rent pursuant to Section 42.1(b): the sums payable pursuant to Articles 3 and 4, as calculated on a per square foot basis, for the Lease Year immediately preceding the commencement of the Extension Term shall be subtracted from the fixed annual rent for the Extension Term determined pursuant to this
Section 42.2, as calculated on a per square foot basis; and in computing escalations with respect to such space under Articles 3 and 4 hereof the Land Tax Base Factor, the Building Tax Base Factor, the Building Expense Base Factor and the Non-Building Expense Base Factor shall remain unchanged.

            42.3 Except as provided in Section 42.1 hereof, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the commencement of such Extension Term, provided, however, that upon the expiration of the Extension Term Tenant shall have no further right to extend the term of this Lease.

            42.4 If Tenant does not send an Extension Notice pursuant to provisions of Section 42.1 hereof, this Article 42 hereof shall have no force or effect and the term of this Lease shall expire on the last day of the initial term hereof.

            42.5 At such time as Tenant exercises its option pursuant to this
Article 42, Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the subject Extension Term.

            42.6 At such time as Tenant exercises its right to extend the term of this Lease as herein provided, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


                                     PURCHASE CORPORATE PARK
                                       ASSOCIATES, Landlord

                                     By: /s/ [ILLEGIBLE]
                                         ---------------------------


                                     COURTAULDS UNITED STATES INC.,
                                       Tenant

                                     By: /s/ Howard A. Goldstein
                                         ---------------------------
                                         Name:  HOWARD A. GOLDSTEIN
                                         Title: Vice President

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT A
                                       Site Plan

                                [GRAPHIC OMITTED]

                                    EXHIBIT B

            All that certain plot, piece or parcel of land, situate, lying and being in the Town/Village of Harrison, County of Westchester and State of New York being a 42.642 Acre Parcel of land shown and delineated on Map Number 20975 filed in the Office of the Clerk of Westchester County (Division of Land Records) on July 26th, 1982; said parcel also being a portion of Parcels "C" and "D" as shown on Map Number 19488 filed in the Office of the Clerk of Westchester County (Division of Land Records) on May 22nd, 1978, being more particularly bounded and described as follows:

            BEGINNING at a point on the northeasterly side of Route I-684 where the same is intersected by the southerly line of land now or formerly of Whitelaw Reid, said point being the northwesterly corner of Parcel "C" as shown on Filed Map No. 19488;

            running thence along said land of Whitelaw Reid, the following courses and distances:

            North 72(degrees) 13' 05" East 321.205 feet,
            North 84(degrees) 509' 40" East 333.53 feet,
            North 44(degrees) 11' 00" East 453.19 feet,
            North 48(degrees) 58' 00" East 29.71 feet,
            North 65(degrees) 11' 30" East 200.54 feet and North 65(degrees) 51' 30" East 56.95 feet to the division line between Parcel "C" and Parcel "F" and the southwesterly corner of said Parcel "F" as shown on Filed Map No. 19488;

            thence easterly along said division line along a curve to the right having a radius of 600.00 feet, the radial of which at its westerly end bears North 14(degrees) 00' 31" West, said curve having a central angle 22(degrees) 38' 22" a distance of 237.079 feet to the division line between Parcel "B" and Parcel "C" as shown on Filed Map No. 19488;

            thence along said division line, South 2(degrees) 52' 00" West
720.135 feet to the division line between Parcel "C" and Parcel "B";

            thence along said division line, commencing in a northerly direction along a curve to the left having a radius of 70.00 feet, a central angle of 271(degrees) 27' 23", a distance of 331.65 feet to a point of reverse curve;

            thence along a curve to the right having a radius of 50.00 feet, a central angle of 48(degrees) 11' 23" a distance of 42.05 feet to a point of tangency;

            thence continuing along the division line between Parcel "C" and Parcel "B", South 40(degrees) 24' 00" East 693.099 feet to a point of curve;

            thence along a curve to the right having a radius of 50.00 feet, a central angle of 64(degrees) 21' 26" a distance of 56.162 feet to a point, said point being a non-tangent intersection on Parcel 228 as shown on Filed Map No. 20781;

            thence along the highway right-of-way, as established per said filed Map No. 20781 as follows: In a southwesterly direction along a curve to the left having a radius of 751.20 feet a central angle of 9(degrees) 29' 38" a distance of 124.473 feet to a point of tangency;

            South 33(degrees) 30' 33" West 447.23 feet,
            South 57(degrees) 19' 19" West 23.62 feet,
            South 72(degrees) 58' 51" West 78.52 feet, and South 67(degrees) 39' 54" West 138.766 feet to a non-tangent intersection with the division line between Parcel "C" and Parcel "D" as shown on Filed Map No. 19488;

            thence along said division line in a northwesterly direction along a curve to the right having a radius of 400.00 feet, a central angle of 19(degrees) 46' 54" a distance of 138.101 feet to a point of tangency and northeasterly side of Route I-684;

            thence along the northeasterly side of Route I-684, the following courses and distances:

            North 63(degrees) 19' 08" West 462.679 feet,
            South 45(degrees) 59' 00" West 593.505 feet,
            South 45(degrees) 30' 27" West 138.225 feet, and South 23(degrees) 35' 05" West 535.16 feet, to the point and place of Beginning.

                                    EXHIBIT C

                                FIRST FLOOR PLAN

                                    EXHIBIT C
                                FIRST FLOOR PLAN

                                [GRAPHIC OMITTED]

                        FOR LEASING INFORMATION CONTACT:

                                      RELATED
                               [LOGO] PROPERTIES
                                      CORPORATION
                               626 Madison Avenue New York, NY 10022
                               212-421-5333

        All measurements are approximate and made without representation

                                    EXHIBIT D
                              WORK LETTER TO LEASE
                                     Between
                       PURCHASE CORPORATE PARK ASSOCIATES
                                       and
                          COURTAULDS UNITED STATES INC.

            Section 1.1 Exhibit D. The provisions of this Exhibit D shall have the same force and effect as if this Exhibit were a numbered Article in the Lease and all defined terms herein shall have the same meaning as given them in the Lease.

            Section 2.1 Landlord Work. Prior to the Commencement Date, Landlord hereby agrees to perform work at the demised premises as set forth in the plans and specifications prepared by Design Collaborative, Inc. dated August 13, 1991 (the "Plans and Specifications") annexed hereto at Exhibit D-1 and initialled by the Tenant, except that Landlord shall not be responsible for the construction of the reception desk as shown on the Plans and Specifications and Landlord agrees to construct an electric closet on the demised premises to house the panels, transformer and the submeter servicing the demised premises ("Landlord Work"). Landlord Work shall be performed at Landlord's cost and expense, in a good and workmanlike manner; provided, however, that if Landlord Work is delayed due to Tenant Delays (as hereinafter defined) or the causes set forth in Article 34 of the Lease ("Force Majeure"), such date shall be extended one day for each day of Tenant Delay or Force Majeure (however, see Section 2.2(B) below). In addition, any changes in Landlord Work requested by Tenant shall be performed at Tenant's sole cost and expense.

            Section 2.2 Tenant Delay. If (A) a delay shall occur in the completion of the Landlord Work as the result of (i) Tenant failing to send notice to Landlord approving the Final Plans (as defined in Section 2.4 below) on or prior to January 31, 1992, which approval shall not be unreasonably withheld provided that the Final Plans substantially conform to the Plans and Specifications, and provided further that if Landlord does not deliver the Final Plans to Tenant for its approval on or prior to January 15, 1992, then the January 31, 1992 deadline shall be extended by the number of days equal to the number of days elapsed between January 15, 1992 and the date Landlord delivers the Final Plans to Tenant for its review and approval, (ii) any direction by Tenant that Landlord hold up proceeding with a segment of Landlord Work preliminary to a possible change therein by Tenant or for any other reason,
(iii) a failure by Tenant to execute this Lease on or before August 20, 1991,
(iv) a failure by Tenant to approve the plans and specifications for the Landlord Work annexed hereto on or before August 20, 1991, (iv) any change by Tenant in any plan; specification or finish information to be furnished by Tenant, if any, (v) any delay caused solely by any other act or omission of Tenant, its agents, employees or contractors, (vi) the fact that a change requested by Tenant to Landlord Work requires lead time to obtain or construction time to perform, in excess of that required for Landlord's standard work with reasonable diligence in obtaining and performing the same on the part of Landlord ("Long Lead Items"), or (vii) if work is to be done by Tenant, its employees or contractors, which under good construction scheduling practice should be completed before some portion of Landlord Work is done, and Tenant's work is not completed on schedule, then (B) the Commencement Date (as same may be extended pursuant to Section 2.1 above) shall (even though no Certificate of Occupancy has been issued or Landlord Work has not been completed) be deemed, but only for the purpose of determining the commencement of fixed annual rent, to be one day earlier than provided for in Article 2 of the Lease for each day of such delay, provided, however, that Tenant shall have five (5) Business Days after written notice from Landlord to cure any act or omission referred to in clause (iii) above before the provisions of subdivision
(B) shall become effective.

            The extent of any delay referred to in Clause (A) of the first paragraph of this Section shall be determined in the following manner: Landlord shall give written notice to Tenant of the estimated length of the delay involved within a reasonable time after the information necessary to estimate such delay is available (which written notice shall include the reasons for Landlord's estimate) and the extent of such delay shall be deemed to be as so estimated unless, within five (5) Business Days after the giving of such written notice, Tenant shall notify the party from which the written notice originates of any disagreement therewith (including Tenant's reasons therefor).

            Notwithstanding anything to the contrary contained in this Section 2.2, if Landlord submits the Final Plans earlier than January 15, 1992, then Tenant shall have two (2) weeks to send notice to Landlord approving said Final Plans, which approval shall not be unreasonably withheld.

            Section 2.3 Tenant's Contractors. Tenant and Tenant's Contractors, if any, may have access to the demised premises during the period prior to the Commencement Date for the purposes of installing a telephone system and delivering furniture and other minor fixturing.

            In connection with such access, Tenant shall (a) cease promptly upon request by Landlord any activity or work during any period which shall interfere with or delay Landlord's prosecution or completion of Landlord Work, including without limitation the use of any labor or materials that may cause, in Landlord's sole discretion, any labor disharmony at the A/B Building, (b) comply promptly with all procedures and regulations prescribed by Landlord from time to time for coordinating such work and activities with any other activity or work in the demised premises or the A/B Building, and (c) pay any loss or additional expense incurred by Landlord by any delay in the completion of Landlord Work resulting therefrom. Such access by Tenant shall be deemed to be pursuant to all the provisions of this Lease except that there shall be no obligation on the part of Tenant solely because of such access to pay any fixed annual or additional rent for any period prior to the Commencement Date. Additionally, Tenant shall comply with the provisions of Article 6 of the Lease. If Tenant fails to comply with any of the foregoing obligations, in addition to all other rights and remedies hereunder, Landlord may by Notice require Tenant to cease the performance of such activity and work until the Finish Work has been completed.

            Tenant may select and employ its own contractors for the work referred to in the first paragraph of this Section. If Tenant or its contractors interfere with or delay Landlord's prosecution or completion of Landlord Work, any repairs or changes to such Landlord Work required as a result of any work by Tenant or its contractors shall be done at Tenant's sole cost and expense, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in connection with such repairs or changes. Landlord shall afford Tenant and its contractors reasonable opportunity to use the A/B Building's facilities in order to enable Tenant and its contractors to perform such work economically and expeditiously, but Tenant and its contractors shall be responsible for scheduling. Tenant shall be responsible for coordination of the work of Tenant's contractors with Landlord's subcontractors. Water, electricity, heat or ventilation which is available for Landlord's contractors in the area of the demised premises shall be furnished, without charge, to Tenant and its contractors, to the extent they may be reasonably required by Tenant's contractors, during the normal working hours for Tenant's contractors, and if feasible, in all other instances, shall be provided to Tenant's contractors, at Tenant's cost, on a 24-hour basis.

            Section 2.4 "Final Plans" shall mean the plans and specifications, including the Finish Schedules (defined below), incorporating all information, including that contained in the Engineering Plans (defined below), which may be needed to perform or let contracts for the performance of Landlord Work (including the details of all such work and the dimensioned locations and elevations thereof with reference to architectural elements) in accordance with the Plans and Specifications.

            Section 2.5 "Engineering Plans" shall mean the electrical, mechanical, plumbing and (if required) structural plans to describe the electrical, mechanical, plumbing, air-conditioning and structural work to be included in Landlord Work to finish the demised premises in accordance with the Final Plans.

            Section 2.6 "Finish Schedules" shall mean the portion of the Final Plans providing a complete listing of (i) the finishes to be applied to all wall, ceiling and floor surfaces forming a part of Landlord Work and (ii) the non-structural architectural detailing, including color samples, and identification of materials by manufacturers' catalogue numbers, if applicable, and any other similar information which Landlord will need to order such material and perform that portion of Landlord Work.

            Section 2.7 Tenant Contribution. Notwithstanding anything to the contrary contained in this Exhibit D, should Tenant require work to be completed by Landlord (i) in addition to Landlord Work as set forth in the Plans and Specifications, (ii) as a change order to the Final Plans, and (iii) as otherwise may be required to conform to any legal requirements arising from Tenant's use and occupancy of the demised premises, Tenant shall pay to Landlord an amount equal to the actual cost to Landlord ("Landlord's Costs") of performing the aforesaid work plus ten (10%) percent for general conditions plus ten (10%) percent for profit and overhead. In connection with this Section 2.7, Landlord represents that the use of the demised premises by Tenant as specified in Article V presently conforms to the requirements of the certificate of occupancy for the Building.

                                    EXHIBIT B

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF (INSERT NAME), LOCATED AT (INSERT ADDRESS) IN THE AGGREGATE AMOUNT OF USD ____ (UNITED STATES DOLLARS {_______} THOUSAND 00/100) AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON OURSELVES WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

A STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF AKZO NOBEL INC. STATING THAT:

"I HEREBY CERTIFY THAT OUR DRAFT IN THE AMOUNT OF (INSERT AMOUNT) PRESENTED TO (BANK NAME) UNDER LETTER OF CREDIT NO. (INSERT LETTER OF CREDIT NUMBER) REPRESENTS FUNDS DUE US AS (INSERT NAME) IS IN DEFAULT OF IT'S OBLIGATIONS PURSUANT TO A SUBLEASE DATED MAY ___, 1999 (THE "SUBLEASE") BETWEEN AKZO NOBEL CUSI INC. ("SUBLANDLORD") AND INTERLIENT, INC. ("SUBTENANT").

THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERSTANDING. THIS UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR CONTRACT REFERRED TO HEREIN.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL TERMINATE ON JULY 30, 2002.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT (BANK ADDRESS) ON OR BEFORE THE ABOVE STATED EXPIRY DATE. DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, ESTABLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS CREDIT.

SINCERELY,


------------------------------------
AUTHORIZED SIGNATURE OF BANK OFFICER

                                    Exhibit C

                             Inventory of Furniture

"Window" Offices


# 1 office:

(1)   Desk unit with closet
(1)   Desk chair
(1)   Guest chair
(1)   Couch
(1)   File Cabinet
(2)   Round side tables

# 2 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair
(2)   File cabinets

# 3 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair

# 4 office:

(1)   Desk unit with closet
(1)   Desk chair
(1)   Guest chair
(2)   Round side tables
(1)   Couch

# 5 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair

# 6 office:

(1)   Desk unit with closet
(1)   Guest chair
(2)   Round side tables
(1)   Couch

# 7 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair
(1)   Round side table

# 8 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair
(1)   Round side table
(1)   Couch

"Inside" Offices (No Windows)

# 1 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair

# 2 office:

(1)   Desk unit
(1)   Desk chair
(1)   Guest chair

"Audit" Room

(4)   Desks
(4)   Desk chairs
(2)   Club chairs
(4)   File cabinets

Kitchen

(1)   Kitchen table
(4)   Kitchen chairs
(1)   GE Refrigerator
(1)   GE Dishwasher

File Cabinets in Hallway

(14)  Maroon cabinets

File Room

(1)   Small table/cabinet
(11)  File cabinets           ?

Work Stations

(4)   Desk units
(4)   Desk chairs

Small Conference Room/Library

(1)   Conference table
(1)   Conference table base
(8)   Low back chairs
(8)   Bookshelves
(2)   Built-in file cabinets

Main Conference Room

(1)   Conference table 5' x 15'
(2)   Low back chairs
(12)  High back chairs
(2)   Side tables - 1 round and 1 triangular
(2)   Dome light fixtures

Reception Area

(1)   Seating module
(1)   42" round coffee table
(1)   Glass table
(2)   Lamps

                                    EXHIBIT D

                                  BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS, that Akzo Nobel CUSI, Inc. a Delaware corporation, (hereinafter "Seller"), for value received, hereby sells, transfers, assigns, conveys, delivers, alienates, releases, and sets over to Interliant, Inc. a Delaware corporation (hereinafter "Purchaser"), and its successors and assigns forever, pursuant to a Sublease dated May ___, 1999 (hereinafter the "Sublease"), by and between Seller and Purchaser, all of its legal, beneficial and other rights, title and interest in and to certain furniture which is set forth on Exhibit C to the Sublease, to have and to hold the same unto Purchaser, its successors and assigns, to or for its or their use forever. Seller hereby represents and warrants to Purchaser that Seller has good, valid, and marketable title to said purchased assets, that said property is free and clear of all liens, encumbrances, and other restrictions and that Seller has full right, power and authority to sell said property and to make this Bill of Sale.

June 30, 2002                             AKZO NOBEL CUSI, INC.


                                          By: ___________________________
                                                 Title:

(Corporate Seal)